Exhibit 5.5

Nelson

Mullins

Nelson Mullins Riley & Scarborough LLP

Attorneys and Counselors at Law

Atlantic Station / 201 17th Street, NW / Suite 1700 / Atlanta, GA 30363

Tel: 404.322.6000 Fax: 404.322.6050

www.nelsonmullins.com

April 15, 2013

Fidelity National Information Services, Inc.

601 Riverside Avenue

Jacksonville, Florida 32204

Re:	Fidelity National Information Services, Inc. – 2.0% Senior Notes Due 2018
Fidelity National Information Services, Inc. – 3.5% Senior Notes Due 2023

Ladies and Gentlemen:

We have acted as special counsel for Fidelity National Information Services, Inc., a Georgia corporation (the “Company”), and each of the subsidiaries of the Company listed on Attachment A hereto (the “Subject Subsidiaries” and, together with the Company, the “Subject Entities”) in connection with the issuance and sale of $250,000,000 in aggregate principal amount of the Company’s 2.0% Senior Notes due 2018 (the “2018 Notes”) and $1,000,000,000 in aggregate principal amount of the Company’s 3.5% Senior Notes due 2023 (the “2023 Notes” and, together with the 2018 Notes, the “Securities”), pursuant to the Underwriting Agreement, dated April 10, 2013 (the “Underwriting Agreement”), among the Company, the underwriters listed on Schedule 1 thereto (the “Underwriters”), and each of the guarantors listed on Schedule 2 thereto (the “Guarantors”), and the issuance of the guarantees on each of the Securities (the “Guarantees”) by the Guarantors. The Securities will be issued pursuant to an Indenture to be dated as of April 15, 2013 (the “Base Indenture”), among the Company, the Guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture to be dated as of April 15, 2013 relating to the 2023 Notes (the “First Supplemental Indenture”), and as further supplemented by a Second Supplemental Indenture to be dated as of April 15, 2013 relating to the 2018 Notes (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”).

The offer and sale of the Securities is being made pursuant to the Registration Statement (the “Registration Statement”) on Form S-3 (Registration No. 333-187047), relating to the Securities and other securities, filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including the prospectus supplement, dated April 10, 2013 (the “Prospectus Supplement”), and accompanying prospectus filed by the Company with the Commission. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

With offices in the District of Columbia, Florida, Georgia, Massachusetts, North Carolina, South Carolina, Tennessee and West Virginia

Fidelity National Information Services, Inc.

April 15, 2013

For the purposes of the opinions expressed herein, we have examined originals or copies of the Indenture (including copies of certificates representing the Securities), and such other documents, corporate records, instruments, certificates of public officials and of the Subject Entities (including, without limitation, an Opinion Certificate made on behalf of the Subject Entities attached hereto as Attachment B), made such inquiries of officials of the Subject Entities, and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. Also, in making our examination of executed documents for the purposes of the opinions expressed herein we have assumed: (i) other than with respect to the Subject Entities, that each other entity is validly existing and in good standing (or the equivalent) as a corporation, limited liability company or other applicable legal entity under the laws of its jurisdiction of organization and has the requisite power and authority to execute and deliver such documents to which it is a party and to carry out and consummate all transactions contemplated to be performed by such documents; (ii) other than with respect to the Subject Entities, that each such entity has duly authorized the execution, delivery and performance of such documents to which it is a party and has, in fact, duly executed and delivered such documents to which it is a party; (iii) that such documents (including, without limitation, the Indenture and all documents related thereto) constitute the legal, valid and binding obligations of each party thereto, enforceable in accordance with their respective terms; and (iv) all natural persons who are signatories to such documents were legally competent at the time of their execution thereof. Our opinions expressed herein with respect to the due organization, existence and good standing of the Subject Entities are based solely upon certificates issued by the relevant authorities in the respective States of organization of the Subject Entities, and are limited to the meaning ascribed to such certificates in such States and limited to the respective dates thereof.

We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than the substantive laws (excluding their applicable choice of law rules) of the States of California, Florida, Georgia and Tennessee (collectively, the “Opinion Jurisdictions”). None of the opinions or other advice contained herein considers or covers any federal, state or foreign securities (or “blue sky”) laws or regulations. We express no opinion concerning the contents of the Registration Statement or any related prospectus. The opinions herein are limited to laws (including, without limitation, rules and regulations thereunder), as in effect on the date of this opinion letter, which laws are subject to change with possible retroactive effect. We have no obligation to update or supplement the opinions herein to reflect any changes in law that may hereafter occur or become effective. We also have assumed that the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a reported decision in the Opinion Jurisdictions has established its unconstitutionality or invalidity.

Fidelity National Information Services, Inc.

April 15, 2013

Based upon and subject to the limitations, assumptions and qualifications set forth herein, we are of the opinion that:

1.	Each of the Subject Entities has been duly organized under the laws of its jurisdiction of organization as set forth either in the first paragraph of this opinion letter or on Attachment A hereto, as applicable, and is validly existing and in good standing under the laws of such jurisdiction.

2.	Each of the Subject Entities has the corporate or limited liability company (as applicable) power to enter into and perform its obligations under the Indenture.

3.	The execution, delivery and performance of the Indenture have been duly authorized by all necessary corporate or limited liability company (as applicable) action on the part of the Subject Entities, and the Subject Entities have duly executed and delivered the Indenture.

4.	The Guarantees by the Subject Subsidiaries with respect to the Securities have been duly authorized by the Subject Subsidiaries.

The opinions set forth herein are limited to, and no opinion is implied or may be inferred beyond, the matters expressly stated herein.

We hereby consent to the filing of this opinion letter as an Exhibit to the Company’s Current Report on Form 8-K on or about the date hereof and to the incorporation of this opinion into the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus Supplement which is a part of the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act. We also consent to Willkie Farr & Gallagher LLP relying on this opinion letter.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP

Attachment A

Subsidiaries

Entity Name	Entity Type	Jurisdiction of Organization
Card Brazil Holdings, Inc.	Corporation	Georgia
Certegy Transaction Services, Inc.	Corporation	Georgia
Complete Payment Recovery Services, Inc.	Corporation	Georgia
Fidelity National Asia Pacific Holdings, LLC	Limited liability company	Georgia
Fidelity National Card Services, Inc.	Corporation	Florida
Fidelity National E-Banking Services, Inc	Corporation	Georgia
Fidelity National First Bankcard Systems, Inc.	Corporation	Georgia
Fidelity National Global Card Services, Inc.	Corporation	Florida
FIS Output Solutions, LLC	Limited liability company	Georgia
Link2Gov Corp.	Corporation	Tennessee
Payment South America Holdings, Inc.	Corporation	Georgia
Penley, Inc.	Corporation	Georgia
Second Foundation, Inc.	Corporation	California
WCS Administrative Services, Inc.	Corporation	Florida
WildCard Systems, Inc.	Corporation	Florida

Attachment B

Opinion Certificate

See attached.